Exhibit List

EXHIBIT               DESCRIPTION
-------               -----------
99.1                  Signatures

                                                                    EXHIBIT 99.1

This statement on Form 4 is filed by Burns, Philp & Company Limited, Burns Philp Investments Pty Limited, Burns Philp Microbiology Pty Limited and Burns Philp Inc.

Name of Designated Filer:                Burns, Philp & Company Limited
Issuer and Ticker Symbol:                Nutrition 21, Inc. (NXXI)
Date of Event Requiring Statement:       May 14, 1992



Burns, Philp & Company Limited
Level 23, 56 Pitt Street
Sydney NSW 2000, Australia

By: /s/ Helen Golding
    -----------------------------------------
    Helen Golding
    Company Secretary and Group Legal Counsel

Burns Philp Investments Pty Limited
Level 23, 56 Pitt Street
Sydney NSW 2000, Australia

By: /s/ Helen Golding
    -----------------------------------------
    Helen Golding
    Secretary

Burns Philp Microbiology Pty Limited
Level 23, 56 Pitt Street
Sydney NSW 2000, Australia

By: /s/ Helen Golding
    -----------------------------------------
    Helen Golding
    Secretary

Burns Philp Inc.
240 Larkin Williams Industrial Way
Fenton, Missouri 63026

By: /s/ Thomas Degnan
    -----------------------------------------
    Thomas Degnan
    President